Exhibit 99.1

CFN Enterprises Signs Strategic LOI to Acquire BarNone Technology Assets

BarNone’s underlying technology platform sets the stage for the development of proprietary marketing technology targeting the global multi-billion dollar CBD industry.

December 18, 2019 -- Santa Monica, CA -- CFN Enterprises Inc. (OTCQB: CNFN), owner and operator of CFN Media Group (“CFN Media”, “CFN”), the leading agency and media network dedicated to the worldwide cannabis and CBD industries, is pleased to announce that it has signed an exclusive letter of intent (“LOI”) to acquire proprietary performance-based marketing technology and related assets from BarNone. The LOI is part of the Company’s wider plan to pursue synergistic M&A opportunities in the global cannabis and CBD industries.

“The proposed acquisition of BarNone would provide us with proprietary performance-based marketing technology and other assets that can be repurposed to connect the buyers and sellers of CBD and other legal cannabinoid-based products,” said CFN Enterprises Inc. Chairman and CEO Brian Ross. “Owning and operating proprietary performance-based marketing technology will provide our clients with a measurable return on ad spend, or ROAS, as well as an alternative marketing channel to CBD companies that don’t have access to many of the world’s largest advertising platforms.”

CBD sales are projected to grow from $5 billion in 2019 to $23.7 billion by 2023, according to Brightfield Group, driven by the passage of the 2018 Farm Bill that descheduled hemp from the controlled substances list. In addition, spending on affiliate marketing is projected to grow from $6.4 billion in 2019 to $8.2 billion by 2022, according to Forrester Research and Rakuten, as advertisers seek out a higher return on their advertising dollars.

Under the terms of the LOI, CFN Enterprises will issue 4,750,000 shares of restricted stock in consideration for the assets, subject to satisfactory completion of due diligence, the negotiation and execution of definitive documentation for the purchase, and provided there are no material changes to the business. While there are no assurances that the acquisition will occur, BarNone has agreed to an exclusivity period whereby it will not entertain any other proposals or offers unless the LOI has been terminated.

About CFN Enterprises Inc.

CFN Enterprises Inc. (OTCQB: CNFN) owns and operates CFN Media Group, the premier agency and financial media network reaching executives, entrepreneurs and consumers worldwide. Through its proprietary content creation, video library, and distribution via www.CannabisFN.com, CFN has built an extensive database of cannabis interest, assisting many of the world’s largest cannabis firms and CBD brands to build awareness and thrive. For more information, please visit www.cfnenterprisesinc.com.

CFN Enterprises Inc. Media Contact:

CFN Enterprises Inc.
+001 (833) 420-CNFN
investors@cfnenterprisesinc.com

FORWARD-LOOKING STATEMENT

Use of Forward-looking Statements

This press release may contain forward-looking statements from CFN Enterprises Inc. within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. For example, when CFN Enterprises Inc. describes the potential acquisition of BarNone assets and the related benefits, its pursuit of M&A opportunities, growth in CBD sales and spending on affiliate marketing, and uses other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, CFN Enterprises Inc. is using forward-looking statements. These forward-looking statements are based on the current expectations of the management of CFN Enterprises Inc. only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: regulatory and licensing risks; changes in general economic, business and political conditions, including changes in the financial markets; the regulatory landscape and enforcement related to cannabis, including political risks and risks relating to regulatory change; changes in applicable laws; compliance with extensive government regulation; public opinion and perception of the cannabis industry; we may be unable to retain or attract key employees whose knowledge is essential to the development of our products and services; or, loss of market share and pressure on pricing resulting from competition, which could cause the actual results or performance of CFN Enterprises Inc. to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, CFN Enterprises Inc. undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risk and uncertainties affecting CFN Enterprises Inc., reference is made to CFN Enterprises Inc.’s reports filed from time to time with the Securities and Exchange Commission.